AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                  AGREEMENT, amended and restated as of February 15, 1997, between TresCom International, Inc., a Florida corporation ("Employer"), and Wesley T. O'Brien (the "Executive").

                                    RECITALS

                  WHEREAS, the Employer and the Executive have entered into an Employment Agreement, dated as of October 1, 1995, and the parties are desirous of amending and restating such agreement as set forth below;

                  ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                  l. EMPLOYMENT AND DUTIES. Employer hereby employs Executive and Executive hereby accepts employment as President and Chief Executive Officer of Employer and, if Employer so elects, as an executive officer or director of any of the direct or indirect subsidiaries of Employer (the "Subsidiaries"). Executive agrees to serve without additional remuneration in such capacities for the Subsidiaries of Employer, with responsibilities and authority commensurate with the nature of Executive's responsibility and authority with Employer as the Board of Directors of Employer (the "Board of Directors") may from time to time request, subject to appropriate authorization by the Subsidiaries involved and any limitations under applicable law. Executive shall perform such duties and have such powers and authority as the Board of Directors shall determine, commensurate with Executive's position as an executive officer of Employer. The Executive's failure to discharge an order or perform a function because the Executive reasonably and in good faith believes such would violate a law or regulation or be dishonest shall not be deemed a breach by him of his obligations or duties hereunder.

                  2.    SERVICES AND EXCLUSIVITY OF SERVICES.

                        2.1. So long as this Agreement shall continue in effect, Executive shall devote his full business time and energy to the business, affairs and interests of Employer and its Subsidiaries and matters related thereto and shall faithfully and diligently endeavor to promote such business, affairs and interests.

                        2.2. Executive may serve as a director or in any other capacity of any business enterprise, including an enterprise whose activities may involve or relate to the business of the Employer and its Subsidiaries, provided that such service is expressly approved by the Board of Directors of the Employer. Executive may make and manage personal business investments of his choice (provided such investments are in businesses which do not compete with Employer and its Subsidiaries or such investments satisfy the standards set forth in the proviso to Section 6.1.1. and, in either case, do not require any services on the part of Executive in the affairs of the companies in which such investments are made) and may serve in any capacity with any civic, educational or charitable organization, or any governmental entity or trade association, without seeking or obtaining approval by the Board of Directors of Employer, provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder.

                  3.    COMPENSATION, EXPENSES AND OTHER BENEFITS.

                        3.1.    BASE SALARY.  During the Term (as defined in
Section 4.1), the Executive shall receive a base salary at an annual rate of $231,000.00 per annum (the "Base Salary"). The Base Salary shall be paid in substantially equal installments consistent with the Employer's normal payroll schedule, but in no event less frequently than bi-weekly, subject to applicable withholding and other taxes. The Executive's Base Salary shall be reviewed at least annually and may be increased but may not be decreased.

                        3.2. BONUS. In addition to the Base Salary, the Executive shall also be eligible to receive an annual bonus (the "Bonus") equal to 40% of the Base Salary. The amount of the Bonus shall be determined by the Board of Directors of Employer and shall be based on the financial and operating performance of Employer. The Board of Directors may, in its sole and absolute discretion, award additional bonuses to Executive on any other basis as it deems appropriate from time to time.

                        3.3.    STOCK OPTIONS.   Executive shall be entitled to
receive grants of stock options, which options will be subject to the terms and conditions of Employer's Second Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan") and any related stock option agreement (the "Stock Option Agreement"), in amounts determined by the Board of Directors (or a committee thereof) in its sole and absolute discretion.

                        3.4. EXPENSES. Employer shall promptly reimburse Executive for all reasonable expenses incurred by him in connection with the performance of his services under this Agreement upon presentation of appropriate documentation in accordance with Employer's and its Subsidiaries' customary procedures and policies applicable to its and their senior executives.

                        3.5. LIFE INSURANCE. Employer shall obtain a life insurance policy on the life of Executive in the face amount equal to 200% of the Executive's then current Base Salary naming Executive or his designee as the beneficiary. Employer shall obtain a disability policy covering the Executive in the event he becomes disabled, in a monthly amount equal to 60% of Executive's then-current monthly Base Salary.

                        3.6. OTHER BENEFITS. Executive shall be eligible to participate in any accident, health, medical, disability, pension, savings and any other employee benefit plans (other than any stock option or similar plans) that may from time to time be provided by the Employer to its executive personnel.

                        3.7. VACATION. Executive shall be entitled to reasonable vacations during each year of the Term (as defined in Section 4.1 hereof), the timing and duration thereof to be determined by mutual agreement between Executive and the Employer.

                  4.    TERM AND TERMINATION.

                        4.1. TERM. The term of Employee's employment hereunder shall be for a period of twenty eight (28) months (the "Term") from the date of this Agreement (the "Effective Date"), unless earlier terminated as hereinafter set forth.

                        4.2.    TERMINATION.

                               4.2.1.     Employer may, at its election, subject
to the provisions of Section 4.3 hereof, terminate Executive's employment hereunder as follows:

                  (i) for "Cause" upon notice of such termination to Executive;

                  (ii) for "Non-Performance" upon 30 days' notice to Executive of such termination;

                  (iii) upon the death of Executive; or

                  (iv) upon 10 days' notice to Executive if Executive becomes "Disabled".

                               4.2.2.     As used in this Agreement, the
following terms shall have the meanings ascribed to them below:

                  (i) "Cause" shall mean (A) a determination by the Board of Directors that Executive has ceased materially to perform his duties hereunder (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties hereunder, (B) Executive's having been convicted of a felony,
                  (C) fraud, embezzlement or misappropriation of funds of Employer by Executive, or (D) a willful and material breach by Executive of his obligations hereunder, which breach is not cured within ten (10) days after notice of same is given to Executive by Employer.

                  (ii) "Non-Performance" shall mean (A) a determination by the Board of Directors that the Performance Standards (defined below) have not been met or

                  (B) the commencement by Employer or any of its material Subsidiaries of a voluntary case or proceeding under any bankruptcy or similar laws or the filing of an involuntary petition against Employer or any of its material Subsidiaries under any such laws which is not dismissed or stayed within 90 days of filing. The "Performance Standards" shall be deemed not to have been met if either (x) the consolidated net revenues of Employer, as determined in accordance with generally accepted accounting principles consistently applied ("GAAP") and using Employer's customary accounting practices, or (y) EBDIAT (defined below), in each case, for any period consisting of four consecutive fiscal quarters commencing not earlier than the first anniversary of the date of this Agreement, is less than 80% of the amount projected as the consolidated net revenues or EBDIAT, as the case may be, of Employer for such period, on a cumulative basis, based on the annual operating plan for Employer approved by the Board of Directors (the "Annual Operating Plan") or Annual Operating Plans with respect to the applicable period.

                  (iii) "EBDIAT" shall mean, for the relevant accounting period, an amount equal to the sum of (I) consolidated net income (or loss) of Employer for such period determined in accordance with GAAP, and using the Company's customary accounting practices, excluding any extraordinary, unusual or non-recurring gains (or losses), plus (II) all amounts deducted in computing such net income (or loss) in respect of interest, depreciation, amortization and taxes based upon or measured by income.

                  (iv) "Disabled" or "Disability" shall mean the physical or mental incapacity of, or injury to, Executive such that he is unable to perform the services required of him hereunder and such inability to perform continues for a period in excess of six months and is continuing at the time notice is given.

                  (v) "Termination Without Cause" shall mean any termination of employment of Executive (A) by the Employer for reasons other than (a) as set forth in Section 4.2.1(i) through (iv) and (b) by the Executive for Good Reason, or (B) by the Executive following the willful and material breach by Employer of its obligations under Section 1 of this Agreement, which breach is not cured within 30 days of notice of such breach to the Board of Directors.

                  (vi) "Good Reason" shall mean the occurrence, without Executive's express written consent, of any of the following circumstances following a Change in Control unless such circumstances are fully corrected prior to the date of termination specified in the termination notice given in respect thereof (A) the failure of Executive to be retained as an employee in a senior executive position; (B) a reduction by the Employer in Executive's salary payable pursuant to Section
                  3.1 hereof; or (C) a relocation of Executive's office to a location more than fifty (50) miles from the current executive office of the Employer and (i) a failure to make Executive whole for all losses and costs reasonably incurred in connection with the relocation including, but not limited to, moving expenses, forfeited bonds, fees or escrows to clubs or other organizations and losses from the sale of Executive's personal residence and (ii) the failure of Employee to obtain an agreement in form and substance reasonably satisfactory to Executive from any successor to provide employment to Executive in the capacity of a senior executive, at his then current Base Salary, for a period of at least two years from the date of the Change in Control.

                  (vii) "Change in Control" shall be deemed to have occurred if:
                  (A) any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Employer, any trustee or other fiduciary holding securities under any employee benefit plan of the Employer or any company owned, directly or indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of the Employer's common stock, $0.0419 par value per share (the "Common Stock"), of the Employer), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 30% or more of the combined voting power of all classes of the Employer's then outstanding voting securities; (B) during any period of two consecutive calendar years individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Employer's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (C) the shareholders of the Employer approve a merger or consolidation of the Employer with any other corporation or legal entity, other than a merger or consolidation that would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation; PROVIDED, HOWEVER, that a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Employer's then outstanding securities shall not constitute a Change in Control of the Employer; or (D) the shareholders of the Employer approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all of the Employer's assets.

                       4.3.    RIGHTS UPON TERMINATION.

                               4.3.1.   Upon any termination of this Agreement
for Cause, Employer shall pay to Executive, within 10 days following such termination, any unpaid Base Salary through the date of termination specified in the termination notice and shall reimburse Executive for reasonable business expenses incurred prior to the date of termination, subject to the provisions of Section 3.4. hereof.

                               4.3.2.   Upon any termination of this Agreement
for Non-Performance, Employer shall pay to the Executive any unpaid Base Salary through the date of termination specified in the termination notice, plus an amount equal to an additional 12-months' Base Salary (such additional amount, the "Severance Payment"), and shall reimburse Executive for reasonable business expenses incurred prior to the date of termination, subject to the provisions of
Section 3.4. hereof. Employer shall pay all such amounts within 10 days following such termination, provided, that, at Employer's option, the Severance Payment may be made in equal monthly installments over the 12-month period following the date of termination specified in the termination notice.

                               4.3.3.   Upon termination of this Agreement
because of the death or Disability of Executive, Employer shall pay to Executive or Executive's estate, any unpaid Base Salary and Bonus accrued through the date of termination specified in the termination notice, plus an additional amount equal to the Severance Payment, and shall reimburse Executive (or his estate)for reasonable business expenses incurred prior to the date of termination, subject to the provisions of Section 3.4. hereof. Employer shall pay such amounts within 10 days following such termination, provided, that, at Employer's option, the Severance Payment may be made in equal monthly installments over the 12-month period subsequent to the date of termination specified in the termination notice.

                               4.3.4.   Upon a Termination Without Cause, if, as
of the time of such termination, the Performance Standards shall have been met, Employer shall pay to Executive any unpaid Base Salary and Bonus accrued through the date of termination specified in the termination notice, plus an additional amount (the "Additional Payment") equal to the unpaid Base Salary for the balance of the Term and shall reimburse Executive for reasonable business expenses incurred prior to the date of termination, subject to the provisions of
Section 3.4. hereof. Employer shall pay such amounts within 10 days following such termination, provided, that, at Employer's option, the Additional Payment may be made in equal monthly installments over the 12-month period following the date of termination specified in the termination notice. If, as of the time of a Termination Without Cause, the Performance Standards shall not have been met, then Employer shall pay to Executive the amounts set forth in Section 4.3.2 hereof at the times specified therein.

                               4.3.5.   Upon termination of this Agreement by
Executive for Good Reason, Employer shall pay to Executive any unpaid Base Salary and Bonus accrued through the date of termination specified in the termination notice, plus an Additional Payment equal to the unpaid Base Salary for the balance of the Term and shall reimburse Executive for reasonable business expenses incurred prior to the date of termination, subject to the provisions of Section 3.4 hereof.

                               4.3.6.   Notwithstanding the foregoing, Executive
may terminate his employment on his own initiative following a relocation of Executive's office to a location more than fifty (50) miles from the current executive office of the Employer if the executive has been offered the two year employment agreement and reimbursement arrangement specified in the definition of Good Reason (defined in Section 4.2.2 (vi) hereof). In such event, the Employer shall pay to Executive an amount equal to 12-months' Base Salary, and shall reimburse Executive for reasonable business expenses incurred prior to the date of termination, subject to the provisions of Section 3.4 hereof. Employer shall pay such amounts in a cash lump sum within 10 days following such termination.

                               4.3.7.   The parties agree that, prior to the
expiration of the Term, they will negotiate in good faith the continuation of severance provisions based upon the principles set forth in this Section 4, it being understood that the foregoing shall not in any way modify the rights and obligations of the parties provided in this Section 4.

                               4.3.8.   Upon any termination provided for in
this Agreement, any outstanding options granted to Executive shall be treated in the manner set forth in the Stock Option Plan and the applicable Stock Option Agreement.

                               4.3.9.   Except as provided herein, Employer
shall have no further liability to Executive under this Agreement in respect of any termination of this Agreement.

                  5. CONFIDENTIALITY. Executive agrees that he will not make use of, divulge or otherwise disclose, directly or indirectly, any trade secret or other confidential information concerning the business, operations, practices, or financial condition of Employer or any of its Subsidiaries ("Confidential Information"), which he may have learned as a result of his employment by the Employer during the Term or as a shareholder, officer or director of Employer or any of its Subsidiaries, except to the extent such use or disclosure is (a) necessary to the performance of this Agreement and in furtherance of the best interests of Employer and its Subsidiaries, (b) required by applicable law, (c) authorized by Employer or its Subsidiaries, or (d) is of information which is in the public domain through no unlawful act of the Executive or which the Executive lawfully acquires subsequent to termination of his employment with the Employer from any person not subject to a confidentiality obligation to the Employer or its Subsidiaries. The Executive acknowledges and recognizes that the Confidential Information is essential to the unique nature of the Employer's business and for that reason, all such materials and information shall at all times remain the exclusive property of the Employer. Upon the termination of this Agreement, all such Confidential Information furnished and supplied to the Executive during the Term shall be returned by the Executive to the Employer. The Executive, in the event of such termination, will not at any time impart to anyone or use any such Confidential Information. The provisions of this Section 5 shall survive the expiration, suspension or termination, for any reason, of this Agreement.

                  6.   RESTRICTIVE COVENANTS.

                       6.1.    NON-COMPETITION.

                               6.1.1.   The Executive agrees that he shall not,
until the first anniversary of the date this Agreement is terminated, without the prior written consent of the Employer, directly or indirectly (whether as a sole proprietor, partner, venturer, shareholder, director, officer, employee, or in any other capacity as principal or agent or through any person, corporation, partnership, entity or employee acting as nominee or agent) conduct or engage in or be interested in or associated with any person, firm, association, syndicate, partnership, company, corporation, or other entity which conducts or engages in the telecommunications business in any geographic areas in which Employer or any Subsidiary is then so engaged in business or proposes to engage in business in accordance with its then-current strategic plan, nor shall Executive interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Employer or any of its Subsidiaries, on the one hand, and any customer, supplier, lessor, lessee or employee of the Employer or any of its Subsidiaries, on the other hand; provided, however, that this Section 6.1.1. shall not prohibit the Executive from owning beneficially or of record not more than 1% of the outstanding equity securities of any entity whose equity securities are registered under the Securities Act of 1933, as amended, or are listed for trading on any United States or foreign stock exchange.

                               6.1.2.   It is the desire and intent of the
parties that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 6 shall be adjudicated to be invalid or unenforceable, this Section 6 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

                  7. INJUNCTIVE RELIEF. If there is a breach or threatened breach of the provisions of Sections 5 or 6 of this Agreement, the Employer shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies for such breach or threatened breach.

                  8. INSURANCE. The Employer may, at its election and for its benefit, insure the Employee against accidental loss or death, and the Executive shall submit to such physical examination and supply such information as may be reasonably required in connection therewith.

                  9. MISCELLANEOUS. This Agreement: (a) constitutes the entire agreement of the parties with respect to its subject matter and supersedes all previous agreements or understandings, whether oral or written, including, but not limited to, the Employment Agreement, dated October 1, 1995; (b) may not be amended or modified except by a written instrument signed by all the parties; (c) is binding upon and will inure to the benefit of the parties and their respective successors, transferees, personal representatives, heirs, beneficiaries and permitted assigns; (d) may not be assigned or the obligations of any party delegated except with the prior written consent of all the parties; (e) may be executed in duplicate originals; and (f) shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

                  10. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand delivery by independent courier service or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                       If to the Employee:    Wesley T. O'Brien
                                              14849 Fieldbrook Circle
                                              Boca Raton, Florida 33496

                       If to the Employer:    TresCom International, Inc.
                                              200 East Broward Blvd., 21st Floor
                                              Ft. Lauderdale, Florida 33301

or to such other address as either party hereto may from time to time give notice of to the other in the aforesaid manner. Any notice delivered in the manner set forth in this Section 10 shall be deemed as of the date of delivery in the case of hand delivery and five (5) business days after posting in the case of mailing.

                  11. INDEMNIFICATION. Employer shall indemnify Executive, in his capacity as an executive officer or director of Employer or any of its Subsidiaries, to the full extent permissible under the laws of the State of Florida, or of the state of incorporation of the relevant Subsidiary as the case may be.

                  12. WAIVER. The failure of any party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy, and the waiver of any violation or breach of this Agreement by a party shall not constitute a waiver of any prior or subsequent violation or breach. No waiver under this Agreement shall be valid unless in writing and executed by the waiving party.

                  13. SEVERABILITY. If any provision of this Agreement is determined by a court or other governmental authority to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement. Further, the provision that is determined to be invalid, illegal or unenforceable shall be reformed and construed to the extent permitted by law so that it will be valid, legal and enforceable to the maximum extent possible.

                  14. HEADINGS. The headings used in this Agreement are included for the convenience of the parties for reference purposes only and are not to be used in construing or interpreting this Agreement.

                  15. JURISDICTION AND VENUE. Any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement or any transaction contemplated hereby may only be brought in any Federal or State court located in the Borough of Manhattan, The City of New York, and each such party thereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each such party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for above. Each such party irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or State court located in the Borough of Manhattan, The City of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party to this Agreement agrees not to bring any action, suit or proceeding against any other party arising out of or relating to this Agreement or any transaction contemplated hereby except in a Federal or State court in the Borough of Manhattan, The City of New York.

                  16. NO THIRD PARTY BENEFICIARIES. This Agreement shall not be deemed to confer in favor of any third parties any rights whatsoever as a third-party beneficiary.

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement as of the date first above written.

                                             EMPLOYER:

                                             TRESCOM INTERNATIONAL, INC.


                                             By: ________________________
                                             Title:



                                             EXECUTIVE:


                                             ____________________________
                                             Wesley T. O'Brien